Exhibit 1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 29, 2007, by and among EDAP TMS S.A., a French société anonyme, with headquarters located at Parc d’activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France (the ”Company”), and the investors signatory hereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B. The Company’s board of directors has authorized a new series of senior convertible bonds of the Company (the “Senior Debentures”), the terms and conditions of which are in the form attached hereto as Exhibit A), which Senior Debentures shall be convertible into ordinary shares, par value €0.13 per share (such shares, and any other class of securities into which such securities may hereafter be reclassified or changed into, the “Ordinary Shares”) (the Senior Debentures, as converted, the “Conversion Shares”).

C. Each Buyer wishes to subscribe for, and the Company wishes to issue, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Senior Debentures set forth on such Buyer’s signature page hereto (which aggregate amount for all Buyers shall be $20,000,000) and (ii) six-year warrants (the “Warrants”), the terms and conditions of which are in the form is attached hereto as Exhibit B), to acquire up to that number of additional Ordinary Shares set forth on such Buyer’s signature page hereto (the Warrants, as exercised, collectively, the ”Warrant Shares”).

D. The Senior Debentures bear interest, which at the option of the Company, subject to certain conditions, may be paid in Applicable Securities (as defined below) (the “Interest Shares”).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. In accordance with the Senior Debentures and the Warrants, the Conversion Shares, Warrant Shares and Interest Shares will be delivered in the form of either (i) certificated American Depositary Receipts (“Restricted ADRs”) that include the restrictive legend set forth in Section 4(m)(ii) of this Agreement, issued pursuant to an Instruction Letter dated on or about October 29, 2007 between The Bank of New York and the Company, each evidencing one restricted American Depositary Share (“Restricted ADS”), with each Restricted ADS representing one (1) Ordinary Share or (ii) American Depositary Receipts (“ADRs”) issued pursuant to the Deposit Agreement (as defined below), each evidencing one American Depositary Share (“ADS”), each ADS representing one (1) Ordinary Share, and the securities actually so issued are referred to herein as the “Applicable Securities.” The Senior Debentures, the Conversion Shares (including ADRs representing ADSs or Restricted ADRs representing Restricted ADSs, if applicable), the Interest Shares, the Warrants and the Warrant Shares (including ADRs representing ADSs or Restricted ADRs representing Restricted ADSs, if applicable) collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. DEFINITIONS/SUBSCRIPTION AND ISSUANCE OF SENIOR BONDS AND WARRANTS.

(a) Definitions. In addition to the terms defined elsewhere in this Agreement: (i) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Senior Debentures (as defined herein), and (ii) the following terms have the meanings set forth in this Section 1(a):

“1933 Act” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“1934 Act” shall have the meaning ascribed to such term in Section 3(f).

“Action” shall have the meaning ascribed to such term in Section 3(u).

“ADRs” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“ADS” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Affiliate” shall have the meaning ascribed to such term in Section 3(f), as defined in Rule 144.

“Agent” shall have the meaning ascribed to such term in Section 3(g).

“Agent Shares” means the Ordinary Shares issuable upon the exercise of the Agent Warrants.

“Agent Warrants” means the Warrants issued to the Agent.

“Applicable Securities” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Articles of Association” shall have the meaning ascribed to such term in Section 3(s).

“Business Day” shall have the meaning ascribed to such term in Section 4(e).

“Buyer” and collectively the “Buyers” shall have the meaning set forth in the Preamble to this Agreement.

“Bylaws” shall have the meaning ascribed to such term in Section 3(s).

“Closing” shall have the meaning ascribed to such term in Section 1(a)(i).

“Closing Date” shall have the meaning ascribed to such term in Section 1(a)(ii).

“Deposit Agreement” means the Deposit Agreement dated as of July 31, 1997 among the Company, The Bank of New York as Depositary and the owners and beneficial owners of ADRs from time to time, as such agreement may be amended or supplemented.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the SEC.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3(z).

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by either (x) a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established or (y) the shareholders of the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company not having a direct financial interest in such transaction, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, engaged in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, however, that from the date hereof until the date that the Debentures are no longer outstanding (1) the number of Ordinary Shares (including, in the case of options to purchase Ordinary Shares, any Ordinary Shares that may be issued upon the exercise of such options) issued pursuant to clause (a) above shall not exceed one (1) million (excluding any Ordinary Shares and options referred to in Schedule 3(s)(B) hereto) and (2) other than in the case of an issuance that results in a Change of Control Transaction (as defined in the Debentures), the aggregate number of Ordinary Shares that may be issued pursuant to clause (c) above (including any Ordinary Shares in the form of Restricted ADSs or ADSs) shall not exceed six (6) million.

“French Documents” shall have the meaning ascribed to such term in Section 3(k).

“French Securities Law” shall have the meaning ascribed to such term in Section 3(k).

“FWS” means Feldman Weinstein & Smith with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3(z).

“Indebtedness” shall have the meaning ascribed to such term in Section 3(t).

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 9(k).

“Indemnitees” shall have the meaning ascribed to such term in Section 9(k).

“Inserm” shall have the meaning ascribed to such term in Section 3(y).

“Insolvent” shall have the meaning ascribed to such term in Section 3(l).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3(y).

“Judgment Conversion Date” shall have the meaning ascribed to such term in Section 9(p)(iii).

“Judgment Currency” shall have the meaning ascribed to such term in Section 9(p).

“Legend Removal Date” shall have the meaning set forth in Section 4(m)(iii).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3(a).

“Maximum Rate” shall have the meaning ascribed to such term in Section 9(r).

“Ordinary Shares” shall have the meaning set forth in the Recitals to this Agreement. For avoidance of doubt, references in the definitions of “Shareholder Approval”, “Trading Market” and “VWAP” in Section 1 of this Agreement shall also include ADRs evidencing ADSs, representing corresponding Ordinary Shares.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

Participation Maximum” shall have the meaning ascribed to such term in Section 4(k).

“Person” shall have the meaning ascribed to such term in Section 3(t).

“Pre-Notice” shall have the meaning ascribed to such term in Section 4(k)(i).

“Principal Market” shall have the meaning ascribed to such term in Section 3(d).

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4(k)(iv).

“QIB” shall have the meaning ascribed to such term in Section 2(b).

“Registrable Securities” shall have the meaning set forth in the Recitals to this Agreement.

“Registration Rights Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Applicable Securities by each Buyer as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Ordinary Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Applicable Securities issuable upon exercise or conversion in full of all Warrants and the Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted Debentures are held until the fifth anniversary of the Closing Date and all interest is paid in Applicable Securities until such fifth anniversary.

“Restricted ADR” shall have the meaning set forth in the Recitals to this Agreement.

“Restricted ADR Depositary” means The Bank of New York acting as depositary for the Restricted ADRs pursuant to an Instruction Letter dated on or about the date hereof (the “Instruction Letter”) between the Bank of New York and the Company, and for the Shares acting as intermédiaire inscrit.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” shall have the meaning ascribed to such term in Section 3(k).

“Securities” shall have the meaning set forth in the Recitals to this Agreement.

“Senior Debentures” shall have the meaning set forth in the Recitals to this Agreement.

“Shareholder Approval” means such approval as may be required by French corporate law and the applicable rules and regulations of the Nasdaq Global Market (or any successor entity), from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Applicable Securities in excess of 19.99% of the issued and outstanding Ordinary Shares on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares, ADRs or ADSs).

“Subscription Price” shall have the meaning ascribed to such term in Section 1(c).

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4(k).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4(k)(i).

“Subsidiaries” shall have the meaning ascribed to such term in Section 3(a).

“Trading Day” means a day on which the NASDAQ Global Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning ascribed to such term in Section 3(b).

“US Subsidiary” means EDAP Technomed, Inc., a Delaware corporation.

“Variable Rate Transaction” shall have the meaning set forth in Section 4(h)(ii).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares (including shares evidenced by ADSs and/or ADRs) are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the Ordinary Shares are not then listed or quoted on a

Trading Market and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported; or (c) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Buyer and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” shall have the meaning set forth in the Recitals to this Agreement.

“Warrant Shares” shall have the meaning set forth in the Recitals to this Agreement.

(b) Subscription of Senior Debentures and Warrants.

(i) Senior Debentures and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to each Buyer, and each Buyer severally, but not jointly, agrees to subscribe from the Company on the Closing Date (as defined below), (x) a Senior Debenture with a principal amount as is set forth below such Buyer’s name on its signature page hereto and (y) Warrants to acquire up to that number of Warrant Shares as is set forth below such Buyer’s name on its signature page hereto, (the “Closing”).

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 8:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Feldman Weinstein & Smith LLP, 420 Lexington Avenue, New York, NY 10170, or such other location as the parties shall mutually agree.

(c) Subscription Price. The aggregate subscription price for the Senior Debentures and the attached Warrants to be subscribed by each such Buyer at the Closing (the “Subscription Price”) shall be the amount set forth on its signature page hereto. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Senior Debentures and Warrants to be subscribed by such Buyer at the Closing it being specified that the Warrants will be detached from the Senior Debentures immediately after the issuance of the obligations convertibles ou remboursables en actions a bons de souscription d’actions and therefore the price mentioned above shall be fully attributable to both the Senior Debentures and the Warrants. At the Closing, the Company shall deliver to each Buyer certificates (certificat d’inscription en compte) evidencing ownership of (A) the Senior Debentures (allocated in the principal amounts as such Buyer shall request) that such Buyer is then subscribing, and (B) the Warrants (allocated in the amounts as such Buyer shall request) that such Buyer is subscribing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee, together with a certified copy of the Senior Debentures register and of the Warrants register (registres de mouvements de titres) and of the shareholders accounts (comptes d’actionnaires).

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Subscription Price to the Company for the Senior Debentures and the Warrants to be issued to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Senior Debentures (allocated in the principal amounts as such Buyer shall request) which such Buyer is then subscribing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is subscribing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Sale or Distribution. Such Buyer is (i) acquiring the Senior Debentures and the Warrants and (ii) upon conversion of the Senior Debentures and exercise of the Warrants will acquire the Conversion Shares and Warrant Shares issuable upon conversion of the Senior Debentures and exercise of the Warrants in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity in violation of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of the 1933 Act.

(b) QIB Status. Such Buyer is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act and a “qualified institutional buyer” as such term is defined in Rule 144A of the 1933 Act (a “QIB”).

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) Transfer or Resale. Such Buyer understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities law and represents it is (x) acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, (y) has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law and (z) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the 1933 Act or any applicable state securities law.

(f) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(h) Residency. Such Buyer is a resident of that jurisdiction specified on its signature page hereto.

(i) Certain Trading Activities. Other than consummating the transactions contemplated hereunder, such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to its advisors and other Persons party to this Agreement and their advisors, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Such Buyer acknowledges the SEC’s position set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance, and such Buyer will adhere to such position.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers as of the date hereof and as of the Closing Date that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or equity or similar interest) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens (other than directors’ qualifying shares or shares of Subsidiaries required to be owned by specified nationals pursuant to applicable law), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has, and represents and warrants that the Subsidiaries have the requisite power and authority to enter into and perform their respective, applicable obligations under this Agreement (including its Exhibits and Schedules), the Senior Debentures, the Warrants and the Registration Rights Agreement, (collectively, the “Transaction Documents”), which are enforceable in accordance with their terms, and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Senior Debentures and the Warrants, the issuance of the Conversion Shares issuable upon conversion of the Senior Debentures, and the issuance of Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company or its Board of Directors. The Company’s stockholders have waived their preferential rights over the Conversion Shares, the Interest Shares and over the Warrant Shares, and no priority subscription period is applicable. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Senior Debentures and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. Upon conversion or exercise in accordance with the Senior Debentures or the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively (without regard to any ADRs representing such Conversion Shares, Interest Shares or Warrant Shares), will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Upon any delivery of ADRs representing the Conversion Shares, the Interest Shares and the Warrant Shares upon conversion or exercise in accordance with the Senior Debentures or the Warrants, as the case may be, such ADRs will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of ADRs and the holders of such ADRs will be entitled to the benefits of the Deposit Agreement. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Senior Debentures and Warrants and issuance of the Conversion Shares, Interest Shares, ADRs and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the “Principal Market”) or any other laws, rules, regulations orders, judgments or decrees under French law, in each case, applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. federal or state, foreign, European Union or French provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Conversion Shares, Interest Shares and Warrant Shares), other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the ADRs from the Principal Market in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the ADRs from the Principal Market.

(f) Acknowledgment Regarding Buyer’s Subscription of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length subscriber with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 10% of the shares of Ordinary Shares. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s subscription of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Cowen and Company, LLC as placement agent (the “Agent”) in connection with the sale of the Securities and any additional fees payable to the additional placement agent (the “Additional Placement Agent”) set forth on Schedule 3(g). Any such fees or commissions that are payable hereunder are as set forth on Schedule 3(g). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Agent in connection with the sale of the Securities. Other than the Agent and the Additional Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act under circumstances that would require registration of any of the Securities under the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASDAQ Global Market. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings under circumstances that would require registration of any of the Securities under the 1933 Act or any applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Senior Debentures and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Senior Debentures in accordance with this Agreement and the Senior Debentures and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors or other similar governing body have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association (as defined in Section 3(s)) or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it (i) with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) and, (ii) if required by French securities rules and regulations (the “French Securities Laws”), with any applicable French securities regulatory body (the “French Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes. Since March 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since March 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(t)), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(t)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Association or its Bylaws or its organizational charter, certificate of incorporation or other organization documents or other governing documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the ADRs by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the ADRs have been designated for quotation on the Principal Market, (ii) trading in the ADRs has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the ADRs from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Listing and Maintenance Requirements. The ADRs are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the ADRs under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as specified in the SEC Documents, the Company has not, in the two years preceding the date hereof, received written notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the ADRs on the Principal Market.

(p) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(q) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(r) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and except as disclosed on Schedule 3(r), including the grant of stock options and the grant of Ordinary Shares pursuant to the Company’s savings plans (plan d’épargne enterprise), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(s) Equity Capitalization. As of the date hereof, the share capital of the Company consists of 9,624,497 Ordinary Shares, of which as of the date hereof, 9,196,757 are outstanding, 427,740 are treasury stock and 6,000,000 shares are reserved for issuance pursuant to securities (including the Senior Debentures and the Warrants and 700,000 shares reserved for issuance under the Company’s stock option plan and employees savings plans) exercisable or exchangeable for, or convertible into, Ordinary Shares and 8,259,639 ADRs issued and outstanding. Schedule 3(s)(A) sets forth the amount and type of all securities of the Company that are held by Affiliates of the Company. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities and the issuance of the Securities will not trigger any antidilution or similar provisions or protections pursuant to any governing document or any applicable law, including, without limitation, applicable laws of the United States federal or state, foreign, European Union or French provincial, local or other governmental authority or French Securities Laws. Except as disclosed in Schedule 3(s)(B): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, employee plans, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Articles of Association or other similar governing document or documents, and as in effect on the date hereof (the “Articles of Association”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Ordinary Shares and the material rights of the holders thereof in respect thereto.

(t) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(t), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) in principal amount in excess of €10,000 individually (the “De Minimis Indebtedness”), or De Minimis Indebtedness in excess of €50,000 in the aggregate, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (H) any obligations arising in connection with any factoring arrangements or other arrangements involving the sale of receivables and (I) all Contingent Obligations in respect of Indebtedness of others of the kinds referred to in clauses (A) through (H) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Schedule 3(t) provides a detailed description of the material terms of any outstanding Indebtedness as of the date of this Agreement.

(u) Absence of Litigation. Except as set forth on Schedule 3(u), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the 1933 Act.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in an amount set forth on Schedule 3(v). Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. None of the Company’s “directors or senior management” (as defined in Form 20-F) have notified the Company or any such Subsidiary that such person intends to leave the Company or any such Subsidiary or otherwise terminate such person’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(y) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted or as proposed to be conducted free of all liens. Except as set forth on Schedule 3(y)(A), no Person other than the Company or its Subsidiaries has any rights or licenses to their respective Intellectual Property Rights. Notwithstanding the prior sentence, with respect to any Intellectual Property Rights developed among, or jointly owned by, L’Institut National de la Sante et de la Recherche Medicale (“Inserm”) and the Company or any of its Subsidiaries, Inserm has no rights or licenses to such Intellectual Property, including, without limitation, any rights upon a bankruptcy or liquidation of the Company or any of its Subsidiaries, except with respect to certain royalty rights summarized on Schedule 3(y)(B). None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. To the best knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

(z) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all French and United States federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(aa) Subsidiary Rights. To the extent permitted by law, the Company or one of its Subsidiaries has the unrestricted right to vote and to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd) Ranking of Senior Debentures. As of the Closing Date except as set forth on Schedule 3(dd), no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ff) Investment Company Status. The Company is not, and, to its knowledge, is not an Affiliate of, and upon consummation of the sale of the Securities will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules of the SEC thereunder.

(gg) Form F-3 Eligibility. The Company meets the registrant eligibility requirements set forth in Part I.A. of the General Instructions to Form F-3 promulgated under the 1933 Act.

(hh) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent and the Additional Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or (iii) within the past six (6) months, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided and it has not authorized the Agent to provide any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(kk) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that, except as set forth in Section 2(i) hereof, none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer, except as set forth in Section 2(i) hereof, agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the

Ordinary Shares, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. Without prejudice to Section 2(i) hereof, the Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. Without prejudice to Section 2(i) hereof, the Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Senior Debentures, the Warrants or any of the documents executed in connection herewith.

(ll) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.

(mm) NASDAQ. With respect to the transactions contemplated hereby, the Company has satisfied the home country practice requirements of The NASDAQ Global market pursuant to Rule 4350(a) of the NASDAQ Rules.

(nn) Accountants. The Company’s accounting firm is set forth on Schedule 3(nn) of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the 1934 Act and (ii) shall express its opinion with respect to the financial statements to be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement.

(oo) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States and the applicable French Securities Laws following the Closing Date.

(c) Reporting Status. Until the earliest of the time that (i) no Buyer owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act. As long as any Buyer owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Buyers and make publicly available in accordance with Rule 144(c) such information as is required for the Buyers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act within the requirements of the exemption provided by Rule 144. The Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares, Interest Shares and Warrant Shares for resale by the Buyers on Form F-3 in accordance with the terms and conditions of the Registration Rights Agreement.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities to finance costs associated with the regulatory approval for the commercialization of Albatherm HIFU in the United States (including related clinical trials) and for general purposes to the benefit of the Company and any of its Subsidiaries, including general and administrative expenses and not for (i) the repayment of any outstanding indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries’ securities or (iii) the settlement of any outstanding litigation.

(e) Financial Information. As long as any Senior Debentures or Warrants are outstanding, the Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Report (or Form 20-F, or such other form as may be available, in the United States), and any current reports on Form 6-K in the United States and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; provided, that each such Investor provides to the Company an email address on its signature page for the provision of such information. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and Lyon, France are authorized or required by law to remain closed.

(f) Fees. Subject to Section 8 below, at the Closing, the Company shall reimburse Midsummer Capital, LLC (“Midsummer”) or its designee(s) for (i) all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable and documented legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the

Transaction Documents and due diligence in connection therewith), and (ii) $30,000 to Midsummer as a contribution to due diligence expenses related to the transactions described herein. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Company shall deliver to each Buyer, prior to the Closing, a completed and executed copy of the Closing Statement attached hereto as Annex A.

(g) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, (i) on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and (ii) on the second Business Day following the date of this Agreement, the Company shall file a Current Report on Form 6-K attaching this Agreement, the Form of the Senior Debentures, the Form of the Warrants and the form of the Registration Rights Agreement as exhibits to such filing (each filing under (i) and (ii) a “6-K Filing”). From and after the filing of the first 6-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 6-K Filing with the SEC without the express prior written consent of such Buyer (including, without limitation, any written consent of such Buyer related to Section 3(i) of the Registration Rights Agreement). If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries (other than such information provided by the Company pursuant to Section 3(i) of the Registration Rights Agreement), it shall provide the Company with written notice thereof. The Company shall, within one (1) Business Day of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(h) Additional Senior Debentures; Variable Securities; Dilutive Issuances.

(i) So long as any Buyer beneficially owns any Securities, the Company will not issue any Senior Debentures (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Senior Debentures. From the date hereof until 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue Ordinary Shares or Ordinary Share Equivalents (including shares evidenced by ADRs); provided, however, the 90 day period set forth in this Section 4(h)(i) shall be extended for the number of Trading Days during such period in which (i) trading in the Ordinary Shares (including shares evidenced by ADRs) is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Buyers for the resale of the Applicable Securities.

(ii) From the date hereof until such time as no Buyer holds any of the Senior Debentures or Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares (including corresponding ADRs and ADSs) either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares (including corresponding ADRs and ADSs) at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (and ADRs and ADSs) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(iii) Notwithstanding the foregoing, Section 4(h)(i) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(i) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Senior Debentures) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Senior Debentures and the Warrants.

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Participation Rights. From the date hereof until the date that the Debentures are no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of ADRs, ADSs, Ordinary Shares or Ordinary Share Equivalents (a “Subsequent Financing”), each initial Buyer signatory hereto (an “Initial Buyer”) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(i) At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Initial Buyer a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Initial Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Initial Buyer, and only upon a request by such Initial Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Initial Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(ii) Any Initial Buyer desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Initial Buyers have received the Pre-Notice that such Initial Buyer is willing to participate in the Subsequent Financing, the amount of such Initial Buyer’s participation, and that such Initial Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from an Initial Buyer as of such 5th Trading Day, such Initial Buyer shall be deemed to have notified the Company that it does not elect to participate.

(iii) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Initial Buyers have received the Pre-Notice, notifications by the Initial Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(iv) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the initial Buyers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from such Initial Buyers seeking to purchase more than the aggregate amount of the Participation Maximum, each Initial Buyer shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Price of Securities purchased on the Closing Date by an Initial Buyer participating under this Section 4(k) and (y) the sum of the aggregate Subscription Prices of Securities purchased on the Closing Date by all Initial Buyers participating under this Section 4(k).

(v) The Company must provide the Initial Buyers with a second Subsequent Financing Notice, and the Initial Buyers will again have the right of participation set forth above in this Section 4(k), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

(vi) Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of the Ordinary Shares, ADSs or ADRs.

(l) Listing of Securities; ADR Facility.

(i) The Company shall maintain a reserve from its duly authorized Ordinary Shares for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(ii) If, on any date, the number of authorized but unissued (and otherwise unreserved) Ordinary Shares is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to take all corporate action necessary, including, without limitation, causing its shareholders to approve and/or amend the Company’s certificate or articles of incorporation to increase, the number of authorized Ordinary Shares to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(iii) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Ordinary Shares (evidenced by corresponding ADRs) at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Buyers evidence of such listing, and (iv) maintain the listing of such Ordinary Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. Neither the Company nor any of its Subsidiaries shall take any action which would result in the delisting or suspension of the ADRs on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(l).

(m) Transfer Restrictions.

(i) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated in Section 4(m)(ii), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Buyer under this Agreement and the Registration Rights Agreement.

(ii) The Buyers agree to the imprinting, so long as is required by this Section 4(m), of a legend on any of the certificated Securities, including any Restricted ADSs, in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY AND THE DEPOSITARY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. [THIS LEGEND MAY NOT BE REMOVED AND THIS AMERICAN DEPOSITARY RECEIPT MAY NOT BE SURRENDERED FOR WITHDRAWAL OF THE SHARES UNDERLYING SUCH RECEIPT OR ISSUANCE OF A NEW AMERICAN DEPOSITARY RECEIPT NOT BEARING THIS LEGEND UNLESS, UPON SUCH WITHDRAWAL OR ISSUANCE, SUCH SHARES AND ANY RELATED AMERICAN DEPOSITARY SHARES (1) ARE REGISTERED FOR RESALE UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) ARE BEING SOLD OR TRANSFERRED PURSUANT TO RULE 144 (ASSUMING THE TRANSFEROR IS NOT AN AFFILIATE OF THE COMPANY) OR (3) ARE ELIGIBLE FOR SALE UNDER RULE 144(k) AND THE DEPOSIT OF SUCH SHARES IN AN UNRESTRICTED DEPOSITARY FACILITY AND THE SALE OF ANY RELATED AMERICAN DEPOSITARY SHARES BY THAT PERSON ARE NOT OTHERWISE RESTRICTED UNDER THE SECURITIES ACT OF 1933, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY AND DELIVERED TO THE COMPANY AND THE DEPOSITARY.]

The Company acknowledges and agrees that a Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and, if required under the terms of such arrangement, such Buyer may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders thereunder.

(iii) Certificates issued in respect of the Senior Debentures and Warrants shall not contain any legend (including the legend set forth in Section 4(m)(ii) hereof): (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to promptly issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Applicable Securities, or if such Applicable Securities may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Applicable Securities shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4(m)(iii), it will, no later than three Trading Days following the delivery by a Buyer to the Company or the Transfer Agent of a certificate issued in respect of Senior Debentures and Warrants, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate issued in respect of such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

(iv) Unless otherwise agreed with the Company and the Restricted ADR Depositary, a Restricted ADS may be surrendered by the holder thereof to the Restricted ADR Depositary for cancellation, and the Depositary shall issue and deliver an ADR with respect to the Restricted ADSs formerly represented by such Restricted ADR to the balance account at the Depository Trust Company provided by such Buyer, provided that such Restricted ADR is surrendered in connection with a transfer of the related ADSs and provided further that (1) the underlying Ordinary Shares and any related ADSs are registered for resale under the Securities Act pursuant to an effective Registration Statement, (2) such ADSs are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (3) such ADSs are eligible for sale under Rule 144(k), and the deposit of such Ordinary Shares in an unrestricted depositary facility and the sale of any related ADSs by that person are not otherwise restricted under the Securities Act, in the case of (2) and (3) above, as evidenced by an opinion of counsel for the requesting party addressed and reasonably satisfactory to the Company and the Restricted ADR Depositary. In the event that only a portion of the Restricted ADSs represented by a Restricted ADR have been transferred by the holder thereof, the Restricted ADR Depositary shall issue a Restricted ADR that includes the legend in Section 4(m)(ii) hereof with respect to the Restricted ADSs that continue to be held by such holder. The Company shall cause its counsel to issue a legal opinion to the Restricted ADR Depositary on the Effective Date. Any reasonable fees (with respect to the Restricted ADR Depositary, the Depositary or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date or at such earlier time as a legend is no longer required for the Restricted ADRs, the Company will cooperate with the Restricted ADR Depositary to facilitate the issuance of ADRs as described above no later than three (3) Trading Days following the delivery by such Holder to the Restricted ADR Depositary (with notice to the Company) of a Restricted ADR (endorsed or with applicable powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer and an opinion of counsel to the extent required by Section 4(m)(i)). The Company may not make any notation on its records or give instructions to the Restricted ADR Depositary that enlarge the restrictions on transfer set forth in this Section.

(v) In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Applicable Securities (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent or Restricted ADR Depositary) delivered for removal of the restrictive legend and subject to Section 4(m)(iii) or 4(m)(iv), as the case may be, $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Buyer’s right to pursue actual damages for the Company’s failure to deliver certificates issued in respect of any Securities as required by the Transaction Documents, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(vi) Each Buyer, severally and not jointly with the other Buyers, agrees that such Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates issued in respect of Securities as set forth in this Section 4(m) is predicated upon the Company’s reliance upon this understanding. Without limiting the foregoing, each Buyer acknowledges and agrees that the Ordinary Shares may not be deposited into any unrestricted depositary receipt facility established or maintained by a depositary bank unless and until such time as the Ordinary Shares are (1) covered by an effective Registration Statement under the Securities Act or

(2) are no longer “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless (subject to the terms of the Deposit Agreement) such Ordinary Shares would then be eligible for sale under Rule 144(k) under the Securities Act.

(n) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities to the Buyers in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(o) Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Applicable Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(p) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Buyer is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Buyer could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Buyers.

(q) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(r) Deposit Agreement. The Company hereby agrees that so long as the Buyers hold any Securities issued or issuable pursuant to the Transaction Documents, it will not terminate the Deposit Agreement. It shall be an “Event of Default” (as defined in the Senior Debentures) if the Deposit Agreement is terminated for any reason.

(s) Anti-Manipulation. Neither the Company nor anyone acting on behalf of the Company shall take, directly or indirectly, any action designed to cause or to result or that could be reasonably expected to cause or result, in the stabilization or manipulation of the price of any security of the Company during any period when a VWAP is being calculated in accordance with any provision of any Transaction Document, including, without limitation, the Interest Conversion Rate (as defined in the Senior Debentures).

5. REGISTER.

Register. The Company shall maintain or cause to be maintained at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Senior Debentures and the Warrants in which the Company or its agent shall record the name and address of the Person in whose name the Senior Debentures and the Warrants have been issued (including the name and address of each transferee), the principal amount of Senior Debentures held by such Person, the number of Conversion Shares issuable upon conversion of the Senior Debentures and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

The obligation of the Company hereunder to issue the Senior Debentures and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Subscription Price for the Senior Debentures and the related Warrants being subscribed by such Buyer at the Closing (together with the related executed Subscription Form (Bulletin De Souscription)) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The Instruction Letter shall have been executed by the Company and the Restricted ADR Depositary.

(iv) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO SUBSCRIBE.

The obligation of each Buyer hereunder to subscribe for the Senior Debentures and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) (A) a Senior Debenture setting forth the terms and conditions of such Buyer’s Senior Debenture with a principal amount equal to such Buyer’s Subscription Price and (B) a Warrant setting forth the terms and conditions of such Buyer’s Warrant, to purchase up to a number of Ordinary Shares equal to 50% of such Buyer’s Subscription Price divided by $5.9729, with an exercise price equal to $6.87, subject to adjustment therein, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee, together with (x) a certified copy of the Senior Debentures register and of the Warrants register (registres de mouvements de titres) and of the shareholders accounts (comptes d’actionnaires) and (y) certificates (certificat d’inscription en compte) evidencing ownership of (A) the Senior Debentures (allocated in such principal amounts as such Buyer shall request) being subscribed by such Buyer at the Closing pursuant to this Agreement, and (B) the Warrants (allocated in such amounts as such Buyer shall request) being subscribed by such Buyer at the Closing pursuant to this Agreement, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(ii) Such Buyer shall have received the opinion of Cleary Gottlieb Steen & Hamilton LLP, the Company’s outside U.S. and French counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(iii) The Company shall have delivered to such Buyer a certificate evidencing the formation (an extrait k-bis) and good standing, where applicable, of the Company and each of its Subsidiaries (other than the US Subsidiary) in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days prior to the Closing Date.

(iv) The Company shall have delivered to such Buyer (i) a certificate evidencing the US Subsidiary’s good standing issued by the Secretary of State of Delaware and (ii) a certified copy of the Certificate of Incorporation of the US Subsidiary as certified by the Secretary of Statement of Delaware as of a date within 30 days prior to the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate of the Directeur Général of the Company or officer performing similar functions in the form attached hereto as Exhibit E, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors and the Shareholders of the Company approving the terms and conditions of the Senior Debentures and Warrants (including the Shareholder Approval), the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities (the “Resolutions”) and certifying the current versions of the articles of incorporation (statuts) of the Company.

(vi) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by an officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(vii) The Company shall have delivered to such Buyer a letter certifying the number of shares of Ordinary Shares outstanding as of a date within five days prior to the Closing Date.

(viii) The ADRs (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(x) There has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries, individually or taken together as a whole.

(xi) At any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(xii) The Instruction Letter shall have been executed by the Company and the Restricted ADR Depositary.

(xiii) The Company shall have received at least $15,000,000 in aggregate proceeds from the sale of the Senior Debentures and Warrants to the Buyers pursuant hereto.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before two (2) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Midsummer for the expenses described in Section 4(f) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. Subject to the mandatory provisions of French law applicable to the Senior Debentures and Warrants, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Transaction Documents referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than pursuant to an instrument in writing signed by the Company and Buyers holding 66 2/3% in interest of the Securities then outstanding (based on the Applicable Securities then held by, and issuable to, the Buyers), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all holders of Senior Debentures or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) two Business Days after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

EDAP TMS S.A.

Parc d’activités la Poudrette-Lamartine

4/6, rue du Dauphiné

69120 Vaulx-en-Velin, France

Telephone No.: +33(0) 47215 3172

Facsimile No.: +33(0) 47215 3144

Attention: Marc Oczachowski

Copy to:

Cleary Gottlieb Steen & Hamilton LLP

City Place House

55 Basinghall Street

London EC2V 5EH England

Telephone No.: +44(0) 207 614 2200

Facsimile No.: +44(0) 207 600 1698

Attention: Pierre-Marie Boury, Esq.

If to a Buyer, to its address and facsimile number set forth on its signature page hereto, with copies to such Buyer’s representatives as set forth on its signature page hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

The Company hereby irrevocably appoints Mr. Lee D. Sanderson, CPA, P.C., 945 Concord Street, Framingham, MA 01701, Phone: 508-620-5353, as its agent for the receipt of service of process in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address; or (b) sent to the specified address by post. In the case of (a), the document will be deemed to have been duly served when it is left. In the case of (b), the document shall be deemed to have been duly served two business days after the date of posting.

If the Company’s agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer of the name and address of the replacement agent. Failing such appointment and notification, the holders of Senior Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Senior Debentures shall be entitled by notice to the Company to appoint a replacement agent to act on the Company’s behalf. The provisions of this Section 9(f) applying to service on an agent apply equally to service on a replacement agent.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subscribers of the Senior Debentures or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder and under the Senior Debentures, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Senior Debentures and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(g), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(q) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“US Dollars”). All amounts owing under this Agreement or any Transaction Document shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(r) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Buyer in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the

Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Buyer with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Buyer’s election.

(s) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance or non-performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Buyers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Buyers but only Midsummer. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers.

(t) Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

EDAP TMS S.A

By:
Name: Title:

[BUYER SIGNATURE PAGES TO EDAP SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Name of Buyer: ____________________________________________________

Signature of Authorized Signatory of Buyer: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Fax Number of Authorized Signatory: _________________________________________

Address for Notice of Buyer (including email address, if different than the email address above):

Address for copy of Notice to Buyer’s legal

representative (which shall not constitute notice to the Buyer):

Address for Delivery of Securities for Buyer (if not same as address for notice):

Subscription Price:____________

Warrant Shares:________________

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereof, the purchasers shall purchase up to $20,000,000 of Senior Debentures and Warrants from EDAP TMS S.A. (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date:	[________ ___, 2007

I. PURCHASE PRICE

	Gross Proceeds to be Received	$

II. DISBURSEMENTS

$
$
	Midsummer Capital, LLC	$
$
$

Total Amount Disbursed:		$

WIRE INSTRUCTIONS:

To: _____________________________________

To: _____________________________________

DULY EXECUTED THIS ___ DAY OF ____________, 2007

EDAP TMS S.A.

By:
Name:
Title:

Exhibit A

Form of Senior Debentures

EXHIBIT A

THIS CERTIFICATE CAN UNDER NO CIRCUMSTANCES CIRCULATE IN FRANCE.

***

LE PRESENT CERTIFICAT NE PEUT EN AUCUN CAS CIRCULER EN FRANCE.

NEITHER THE SECURITY THE TERMS OF WHICH ARE EVIDENCED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITY THE TERMS OF WHICH ARE EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION OF SUCH SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: October 30, 2007

Original Conversion Price (subject to adjustment herein): $6.57

$_______________ 1

9% SENIOR CONVERTIBLE DEBENTURE

DUE OCTOBER 30, 2012

WHEREAS, on October 29, 2007, the Board of Directors of EDAP TMS S.A., a French société anonyme having its principal place of business at Parc d’Activités La Poudrette Lamartine, 4/6 Rue du Dauphiné, 69120 Vaulx-en-Velin, France, (the “Company”), duly authorized by shareholders resolution of May 22, 2007, decided to issue, with effect on October 30, 2007, twenty thousand (20,000) obligations convertibles ou

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1.	Must be a multiple of $1,000.

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remboursables en actions à bons de souscription d’actions (“OCRABSA”), i.e., senior convertible bonds with detachable warrants to purchase Ordinary Shares underlying ADRs, which constitute securities providing access to the Company’s share capital within the meaning of Articles L.228-91 et seq. of the French commercial code;

WHEREAS, on such date, the aggregate par value of the Company’s Ordinary Shares underlying the OCRABSA is six hundred and fourteen thousand one hundred thirty-seven euros and eighty-one euro cents (€614,137.81);

WHEREAS, immediately after such issue, the bons de soucription d’actions, i.e., the warrants to purchase Ordinary Shares underlying ADRs (the “Warrants”), were detached from the obligations convertibles ou remboursables en actions, i.e., from the senior convertible bonds (the “Senior Bonds”).

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:

THIS DEBENTURE is one of a series of duly authorized and validly issued 9% Senior Convertible Debentures of EDAP TMS S.A., designated as its 9% Senior Convertible Debenture due October 30, 2012 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (as the same may be registered from time to time in the books of the Transfer Agent, the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________2 on October 30, 2012 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.

Attached hereto as Annex B is a certificate (certificat d’inscription en compte) evidencing ownership of this Debenture duly executed by the Transfer Agent and the Company and registered in the name of the initial Holder, together with a certified copy of the Debenture Register and of the shareholders accounts (comptes d’actionnaires). Attached hereto as Annex B-1 is an officer’s certificate confirming that the terms and conditions of the Holder’s Debenture set forth in the Debenture Register are the same as the terms and conditions set forth herein. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“ADR” means an American Depositary Receipt evidencing one or more American Depositary Shares (each, an “ADS”), with each ADS representing one

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2.	Must be multiples of $1,000.

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Ordinary Share, issued under the unrestricted facility maintained by the Depositary under the Deposit Agreement.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X ) is in cessation des paiements as defined in article L. 621-1 of the French Commercial Code, (ii) the Company or any Significant Subsidiary, for the purpose of any applicable law, admits its inability to pay its debts as they fall due or becomes insolvent or a moratorium (sursis de paiement) is declared in relation to any of its indebtedness, (iii) a conciliateur or an administrateur provisoire or a mandataire ad hoc is appointed in relation to the Company or any Significant Subsidiary, (iv) a petition is presented for the purpose of appointing a conciliateur or an administrateur provisoire or a mandataire ad hoc or an administrateur judiciaire in relation to the Company or any Significant Subsidiary, (v) the Company or any Significant Subsidiary enters into any negotiations for or in connection with the rescheduling or restructuring of any material indebtedness by reason of, or with a view to avoiding cessation des paiements as defined in article L. 621-1 of the French Commercial Code (including procédure de conciliation and procédure de sauvegarde or any other similar procedure under Livre VI of the French Commercial Code (Code Commerce) or other applicable laws), (vi) the Company or any Significant Subsidiary passes any resolutions for its winding up (liquidation judiciaire or amiable), (vii) a petition is presented for the winding up of the Company or the Significant Subsidiary, (viii) a judicial order is made for the winding up of the Company or any Significant Subsidiary, (ix) the Company or any Significant Subsidiary is in a situation irrémédiablement compromise within the meaning of article L. 313-12 of the French Monetary and Financial Code but no procedure of redressement judiciaire has been started yet, (x) the Company or any Significant Subsidiary, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (other than under French Law to the extent already described in (i)-(ix) above), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, custodian, trustee, assignee, liquidator or similar official, (D) makes a general assignment for the benefit of its creditors, (E) is adjudicated insolvent or bankrupt, (F) admits in writing that it is generally unable to pay its debts as they become due, (G) calls a meeting of all or substantially all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (H) by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or in France or any day on which

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banking institutions in the State of New York or in Lyon, France, are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Redemption Amount” means the sum of (i) the greater of (A) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Change of Control Redemption Amount is either (a) demanded or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Change of Control Redemption Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) during any consecutive three-year period following the date of this Debenture, individuals who at the beginning of such period constituted the Company’s board of directors (together with any new members whose election or co-optation to such board, or whose nomination for election by the Company’s shareholders, was approved by a vote of a majority of its board members then still in office who were either members at the beginning of such period or whose election or co-optation or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s board of directors then in office, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

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“Conversion Shares” means, collectively, the Ordinary Shares issuable upon conversion of this Debenture in accordance with the terms hereof; provided that pursuant to the Transaction Documents such Ordinary Shares will be delivered in the form of Restricted ADRs or ADRs, as the case may be.

“Deposit Agreement” means the Deposit Agreement dated as of July 31, 1997 among the Company, The Bank of New York as Depositary and the owners and beneficial owners of ADRs from time to time, as such agreement may be amended or supplemented.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Depositary” means The Bank of New York acting as depositary for the ADRs pursuant to the Deposit Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” means, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (ii) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (iii) either (A) in the case of an Optional Redemption pursuant to Section 6 hereof, there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable hereunder or (B) in the case of payment of interest in kind pursuant to Section 2 hereof, either (x) an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell the Ordinary Shares issuable as payment of interest hereunder on the relevant Interest Payment Date (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (y) the Holder is permitted to resell all of the Ordinary Shares issuable as payment of interest hereunder on the relevant Interest Payment Date pursuant to Rule 144 without regard to the volume and manner of sale requirements of Rule 144, as evidenced by a legal opinion of counsel to the Company reasonably acceptable to the Holder, (iv) the Ordinary Shares are trading on a Trading Market and all of the Ordinary Shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is no existing Event of Default or no existing event

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which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question (or, in the case of an Optional Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(c) herein, (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (x) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily dollar trading volume for the Ordinary Shares on the principal Trading Market exceeds $250,000 dollars per Trading Day.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” means the Ordinary Shares issuable as payment of interest in accordance with the provisions of Section 2 hereof.

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (i) the greater of (A) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP,

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and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (i) (A) as to Optional Redemption Dates occurring on or after the first year anniversary of the Effective Date through the second year anniversary of the Effective Date, 120% of the portion of the principal amount of the Debenture then outstanding being redeemed as is set forth in the Optional Redemption Notice, (B) as to Optional Redemption Dates occurring on or after the second year anniversary of the Effective Date, through the three year anniversary of the Effective Date, 115% of the portion of the principal amount of the Debenture then outstanding being redeemed as is set forth in the Optional Redemption Notice or (C) as to Optional Redemption Dates occurring on or after the three year anniversary of the Effective Date, 110% of the portion of the principal amount of the Debenture then outstanding being redeemed as is set forth in the Optional Redemption Notice, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Ordinary Shares” means the Company’s ordinary shares, par value €0.13 per share. For avoidance of doubt, references herein to Ordinary Shares in Section 2 and in the definitions of “Equity Conditions”, “Interest Conversion Shares”, “Trading Market” and “VWAP in this Section 1, shall also include ADSs or Restricted ADSs, as the case may be.

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3(t) attached to the Purchase Agreement plus any De Minimis Indebtedness, (c) up to $5,000,000 of non-equity linked Indebtedness incurred by the Company and its Subsidiaries, in the aggregate, under accounts receivable or inventory lines of credit with

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a U.S. or French nationally recognized bank or commercial lending institution whose primary business is not investing in securities, (d) lease obligations and purchase money indebtedness of up to $5,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (e) the incurrence by the Company or any Subsidiary of intercompany Indebtedness between the Company or any Subsidiary or between or among Subsidiaries pursuant to advances and other loans made in the ordinary course of business, consistent with past practices.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the accounts receivable and/or inventory subject to such lines of credit, (d) Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, including, without limitation, obligations imposed by customs authorities, surety and appeal bonds, return-of-money bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of borrowed money), (f) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions and other similar charges or encumbrances not interfering in any material respect with the Company or any Subsidiary’s business, that are incurred in the ordinary course of business and do not secure obligations for the payment of money, (g) Liens arising by reason of any judgment, decree or order of any court that do not constitute an Event of Default under Section 8(a)(xii), so long as such Lien is adequately bonded (to the extent such bonding is required by such judgment, decree or order) and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (h) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance

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and other types of social security or other insurance (including unemployment insurance), (i) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries, (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with such grantor’s past practices prior to the Original Issue Date, (k) Liens on property of, or on shares of capital stock or indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired and provided further that such Liens were created prior to, and not in connection with or in contemplation of, such acquisition.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 29, 2007 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement.

“Restricted ADR” means a certificated American Depositary Receipt that includes the restrictive legend substantially in the form set forth in Section 4(m)(ii) of the Purchase Agreement, evidencing one or more restricted American Depositary Shares (“Restricted ADSs”), with each Restricted ADS representing one Ordinary Share.

“Restricted ADR Depositary” means The Bank of New York acting as depositary for the Restricted ADRs pursuant to an Instruction Letter dated October •, 2007 (the “Instruction Letter”) between the Bank of New York and the Company, and for the Shares acting as intermédiaire inscrit.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for business.

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“Trading Market” means the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Transfer Agent” means CACEIS Corporate Trust, 14 rue Rouget de Lisle, 92862 Issy-les-Moulineaux, Cedex 9, France.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the Ordinary Shares are not then listed or quoted on a Trading Market and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported; or (c) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 9% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the earlier of (i) the first such date after the Effective Date or (ii) July 1, 2008, and on each Conversion Date (as to that principal amount then being converted), and on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable Ordinary Shares at the Interest Conversion Rate (the “Interest Conversion Shares” and the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in Ordinary Shares may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such Ordinary Shares are actually issued to the Holder and (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below.

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b) Company’s Election to Pay Interest in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, Ordinary Shares or a combination thereof shall be at the discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, Ordinary Shares or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in Ordinary Shares, and at any time the Company withdraws any election to pay interest in Ordinary Shares, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election or withdrawal, as applicable.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in Ordinary Shares shall otherwise occur pursuant to Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Interest Conversion Shares within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company’s Transfer Agent regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in Ordinary Shares to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their respective interests in the outstanding Debentures.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay accrued interest in the form of Ordinary Shares but the Company is not permitted to pay accrued interest in Ordinary Shares because it fails to satisfy the conditions for payment in Ordinary Shares set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering

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either Ordinary Shares pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of Ordinary Shares otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest daily VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations (but always in multiples of $1,000, unless the aggregate principal amount owed hereunder is less than $1,000), as requested by the Holder surrendering the same. No service charge will be payable for such registration of exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement, this Debenture and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. A Debenture may be assigned or sold in whole or in part only by registration of such assignment or sale on the Debenture Register. Upon its receipt of a request in the form attached as Annex C (a “Transfer Notice”) to assign or sell all or part of a Debenture by the Holder, the Transfer Agent shall record the information contained therein in the Debenture Register and the Company shall issue or cause to be issued one or more new Debenture in the same principal amount as the principal amount of the surrendered Debenture to the designated assignee or transferee.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into Ordinary Shares at the option of the Holder, at any time and from time to time

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(subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company and the Transfer Agent a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected, which shall not be earlier than the date of delivery of the Notice of Conversion (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s) in substantially the form attached hereto as Schedule 1. The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $6.57, subject to adjustment herein (the “Conversion Price”).

c) Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the operating units of the Holder’s Affiliates whose ownership of securities is not disaggregated from the Holder in accordance with SEC Release No. 34-39538 (January 12, 1998) (the “Reporting Units”), and any other person or entity acting as a group together with the Holder or any of the Holder’s Reporting Units) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Reporting Units shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Reporting Units and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Reporting Units. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules

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and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Reporting Units) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Reporting Units) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (A) the Company’s most recent filing with the SEC; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s Transfer Agent setting forth the number of Ordinary Shares. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Reporting Units since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this Section 4(c) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d) Mechanics of Conversion.

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i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Restricted ADS or ADS Certificates Upon Conversion. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, to the Holder (A) a certificate or certificates representing the Restricted ADSs or ADSs (which, on or after the Effective Date, shall be in electronic form, free of restrictive legends and trading restrictions, other than those which may then be required by the Purchase Agreement), as the case may be, representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in Ordinary Shares at least 20 Trading Days prior to the date on which the Conversion Notice is delivered to the Company, Restricted ADS or ADS certificates representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Conversion Notice is delivered to the Company) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash), not later than three Trading Days after each Conversion Date (the “Share Delivery Date”). On or after the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Restricted ADS or ADS Certificates. If in the case of any Notice of Conversion such Restricted ADS or ADS certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Business Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company or the Transfer Agent the Restricted ADS or ADS certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company or the Transfer Agent, as the case may be (if surrendered).

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any

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judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue certificates evidencing the Restricted ADSs or ADSs, as the case may be, or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Business Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Business Day after such liquidated damages begin to accrue) for each Trading Day after such fifth Business Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Restricted ADSs or ADSs within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver ADS Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such ADS certificate or certificates by the fifth Business Day following the Conversion Date pursuant to Section 4(d)(ii), and if after such fifth Business Day following the Conversion Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the ADSs

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which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the ADSs so purchased exceeds (y) the product of (1) the aggregate number of ADSs that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of ADSs that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing ADSs upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Reservation of Ordinary Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, the ADSs representing such Ordinary Shares shall be registered for public sale in accordance with such Registration Statement.

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vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

viii. Transfer Taxes. The issuance of certificates for the Restricted ADSs or ADSs on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares or any Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any shares of Ordinary Shares issued by the Company upon conversion of, or payment of interest on, the Debentures); (B) subdivides outstanding Ordinary Shares into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares; or (D) issues, in the event of a reclassification of Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive

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Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Ordinary Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or Ordinary Share Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Ordinary Shares (and not to Holders) entitling them to subscribe for or purchase Ordinary Shares at a price per share that is lower than the VWAP on the record date referenced below, but greater than the then effective Conversion Price (any such issuances below the Conversion Price shall be subject to Section 5(b), not this Section), then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Ordinary Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Ordinary Shares offered for subscription or purchase, and of which the numerator shall be the number of Ordinary Shares outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Ordinary Shares (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or

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warrants to subscribe for or purchase any security (other than the Ordinary Shares, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding Ordinary Share as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 Ordinary Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Ordinary Share (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement

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pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at any office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable

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upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6, if at any time after the one year anniversary of the Effective Date, the VWAP for each of any 20 consecutive Trading Days, which period shall have commenced only after the one year anniversary of the Effective Date (such period the “Threshold Period”), exceeds $14.78 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the Original Issue Date), the Company may, within 1 Trading Day after the end of any such Threshold Period deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem up to 50% of the then outstanding principal amount of this Debenture (increasing to 100% of the outstanding principal amount of this Debentures if the VWAP for each Trading Day during a Threshold Period exceeds $19.71 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the Original Issue Date)), for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if (i) each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full and (ii) the aggregate principal amount of Debentures subject to such Optional Redemption held by the Holder and the other holders of Debentures is $500,000 or more (or such lesser aggregate principal amount of Debentures as is then outstanding). If any of the Equity Conditions shall cease to be satisfied at any time during the 20 Trading Day period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices

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of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

b) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash under Section 6(a) shall be applied ratably among the Holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

c) Redemption at Election of Holder. If the Company shall (i) be a party to any Change of Control Transaction, (ii) be a party to any Fundamental Transaction or (iii) shall agree to sell or dispose of all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), the Holder shall have the right to require the Company, by written notice to the Company, to redeem this Debentures, in full and in cash, payable at the election of the Holder on either (y) the 5th Business Day following the date the Holder notifies the Company of its election to cause the Company to redeem this Debenture pursuant to this Section 6(c) or (z) the closing of such Change of Control Transaction, Fundamental Transaction or sale of assets (the “Change in Control Redemption Payment Date”). The aggregate amount payable upon such Change of Control Transaction, Fundamental Transaction or sale of assets shall be equal to the Change of Control Redemption Amount. In the event that the Company fails to pay the Change of Control Redemption Amount on or prior to the Change in Control Redemption Payment Date, the interest rate on this Debenture shall accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, until the Change of Control Redemption Amount is paid in full. Concurrently with the payment in full of the Change of Control Redemption Amount, the Holder shall surrender this Debenture to or as directed by the Company (or the successor company). The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for the redemption under this Section 6(c) by fax delivery of a Notice of Conversion to the Company.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 66 2/3% in principal amount of the then outstanding

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Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; provided that amendments to the Company’s charter documents to reflect a merger of any wholly- owned Subsidiary with and into the Company is deemed to not materially and adversely affect any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Ordinary Shares or Ordinary Share Equivalents other than as to (a) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (b) repurchases of Ordinary Shares or Ordinary Share Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e) pay cash dividends or distributions on any equity securities of the Company;

f) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

g) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order

24

of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver Restricted ADRs or ADRs, as the case may be, to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Holder or by any other Holder and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated, which default or event of default could have, or reasonably be expected to result in, a Material Adverse Effect (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

25

vii. the Ordinary Shares shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. [RESERVED];

ix. the initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the SEC on or prior to the 360th calendar day after the Closing Date;

x. if, during the Registration Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of any Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under any Registration Statement then required to be effective pursuant to the Registration Rights Agreement for a period of more than 35 consecutive Trading Days or 45 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver Restricted ADRs or ADRs, as applicable, to a Holder prior to the seventh Business Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof; or

xii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash

26

at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

The Company hereby irrevocably appoints Mr. Lee D. Sanderson, CPA, P.C., 945 Concord Street, Framingham, MA 01701, Phone: 508-620-5353, as its agent for the receipt of service of process in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

27

Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address; or (b) sent to the specified address by post. In the case of (a), the document will be deemed to have been duly served when it is left. In the case of (b), the document shall be deemed to have been duly served two business days after the date of posting.

If the Company’s agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer of the name and address of the replacement agent. Failing such appointment and notification, the holders of Senior Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Senior Debentures shall be entitled by notice to the Company to appoint a replacement agent to act on the Company’s behalf. The provisions of this Section 9(a) applying to service on an agent apply equally to service on a replacement agent.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. Other than Sections 9(j), 9(k) and 9(l), which shall be governed by French law, all questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute

28

hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. The Company hereby waives its right to object to an action for summary judgment in lieu of a complaint pursuant to New York CPLR Section 3213 on the grounds that such procedure is not available to the Holder due to the form of this Debenture.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the

29

performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j) French Anti-Dilution Transactions. To the extent not already covered by Section 5, the French antidilution provisions of paragraph 1° (but excluding paragraphs 2° and 3°) of the second alinea of Article L.228-99 of the French Commercial Code shall apply.

k) Representation of Holders of the Debentures.

i. In accordance with Article L.228-103 of the French Commercial Code, Holders of the Debentures will be grouped together in a collective group (the “Masse”). The Masse will be an independent legal entity.

ii. A general meeting of the Holders of Debentures shall be called to authorize all modifications of the terms and conditions of the Debentures, to vote on all decisions and actions of the representative of the Masse in accordance with Section 9(k)(iv) that, by law, must be submitted for its approval.

30

iii. In accordance with Article L.228-47 of the French Commercial Code, the representative of the Masse will be: Janine Pilat, with an address c/o CACEIS Corporate Trust 14, rue Rouget de Lisle, 92130 Issy-les-Moulineaux, France, with Jean-Charles Battaglia, as the substitute representative of the Masse, having an address c/o CACEIS Corporate Trust 14, rue Rouget de Lisle, 92130 Issy-les-Moulineaux France, each an E.U. citizen with his or her domicile in France.

iv. The representative of the Masse will have the power to carry-out, on behalf of the Masse, all actions of administrative nature (acte de gestion) necessary to protect the interests of the Holders of Debentures, it being expressly provided that it shall not be entitled to take any decision, commence any action, exercise or waive any right on behalf of the Masse, alter, waive, amend or terminate any provision of any of the Debentures without in each case, being expressly authorized by a general meeting of the Holders of Debentures voting with a two third majority.

v. The representative will exercise its duties until dissolution, resignation or termination of its duties by a general meeting of the Holders of Debentures or until it becomes unable to act. Its appointment shall automatically cease on the date of final or total redemption, prior to maturity or otherwise, of the Debentures. This appointment will be automatically extended, where applicable, until the final conclusion of any legal proceedings in which the representative is involved and the enforcement of any judgments rendered or settlements made.

vi. The representative of the Masse shall be entitled to remuneration of €400 (four hundred euros) per year, payable by the Company on each anniversary of the Subscription Date (or the immediately following Business Day) from 2008 to 2012 inclusive so long as the Debentures remain outstanding on such date.

vii. The Company will also bear the costs of (i) calling and holding general meetings of the Holders of Debentures, (ii) publishing their decisions, (iii) the designation of the representatives of the Masse under Article L.228-56 of the French Commercial Code, (iv) the administrative and management costs of the Masse, and (v) the general meetings of the Masse.

viii. General meetings of the Holders of Debentures shall be held at the registered office of the Company or such other place as is specified in the call notice of the meeting. Each Holder shall have the right, during the period of 15 days prior to any general meeting of the Masse, to examine and take copies of, or to cause an agent to do so on its

31

behalf, at the registered office or administrative headquarters of the Company or, as the case may be, at such other place as is specified in the call notice for such meeting, the text of the resolutions to be proposed and any reports to be presented to the meeting.

ix. This provisions of this section are intended solely for compliance with the French Commercial Code. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

l) Preferential Subscription Rights and Priority Subscription Period. The Company’s shareholders have waived their preferential subscription rights and no priority subscription period is applicable.

m) Currency. All principal, interest and other amounts owing under the Debenture or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in United States dollars. All amounts denominated in other currencies shall be converted in the United States dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into United States dollars pursuant to the Debenture, the United States dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

n) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(n) referred to as the “Judgment Currency”) an amount due in United States dollars under this Debenture, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(A) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

32

(B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(n)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(n)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of United States dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Debenture.

o) Taxes. Provided that the Holder (x) is a tax resident outside of France at the date of the issuance of the Debenture, (y) is not acting through a permanent establishment or fixed base therein within the meaning of the Instruction of the Direction de la législation fiscale dated September 30, 1988 and (z) provides to the Company a proof of its non-French resident status as of such date in a form that is acceptable by French tax authorities (such as, for instance, a tax return or a document delivered by its local tax authorities), then payments in respect of the Debenture to such Holder will be made in accordance with Article 131 quater of the Code Général des Impôts (the “French Tax Code”) without withholding tax or deduction for, or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by or on behalf of France, and all liabilities with respect thereto (collectively referred to as “French Taxes”) and if the Company shall be required to deduct any French Taxes from or in respect of any sum payable hereunder to such Holder, (i) the sum payable shall be increased by an amount (the “make-whole amount”) to ensure that after making all required deductions (including deductions applicable to the make-whole amount) such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the competent French Tax Authority within the time required. In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Debentures (“Other Taxes”). The Company shall deliver to each Holder official receipts, if any, in respect of

33

any French Taxes and Other Taxes payable hereunder as soon as practicable after payment of such French Taxes, Other Taxes or other evidence of payment reasonably acceptable to such Holder. The obligations of the Company under this Section 9(p) shall survive the termination of the Debentures and the conversion of the Debentures and all other amounts payable hereunder.

*********************

34

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

EDAP TMS S.A.

By:
Name:
Title:
Facsimile No. for delivery of Notices:

35

ANNEX A

NOTICE OF CONVERSION

9% SENIOR CONVERTIBLE DEBENTURE DUE OCTOBER 2012

To: EDAP-TMS S.A.

Attn: Blandine Confort

Corporate Secretary

AddressParc d’Activités La Poudrette Lamartine,

4/6 rue du Dauthiné,

69120 Vaulx en Velin, France

Tel: +33(4) 72 15 31 50

Fax: +33(4) 72 15 31 44

With a copy to:

CACEIS CORPORATE TRUST

Laetitia Delauney

Address14 rue Rouget de Lisle

92862 Issy Les Moulineaux, France

Tel: +33(1) 57 78 31 56

Fax: +33(1) 57 78 32 19

Reference is made to the certificate evidencing the terms and conditions of the obligations convertibles ou remboursables en actions issued on October __, 2007 (the “Debenture”) issued to the undersigned by EDAP-TMS S.A. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the terms and conditions of the Debenture.

The undersigned hereby elects to convert principal under the 9% Senior Convertible Debenture due October ___, 2012 of EDAP -TMS S.A., a French société anonyme (the “Company”), into Ordinary Shares in the form of Restricted ADRs or ADRs, as the case may be, of the Company according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:	[3]

Payment of Interest in Conversion Shares __ yes __ no 4

______________

3 Must be multiple of $1,000, unless the aggregate principal amount owed hereunder is less than $1,000.

36

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of Conversion Shares to be issued:

Signature:

Name:

Address of Holder for Delivery of bank checks in respect of interest (if any) and Restricted ADSs or ADSs, as applicable:

Facsimile number:

Or
DWAC Instructions:

Name of Holder’s
Broker:
Address of
Broker:

Contact Person at
Broker:

Broker’s DTC Participant Number:

Account Beneficiary:

Account Number to receive ADRs:

CACEIS IS HEREBY INSTRUCTED BY THE HOLDER IDENTIFIED ABOVE TO DEPOSIT THE ORDINARY SHARES INTO WHICH THE DEBENTURE IS BEING CONVERTED PURSUANT TO THIS NOTICE WITH THE DEPOSITARY FOR ISSUE BY THE DEPOSITARY OF THE APPLICABLE NUMBER OF CORRESPONDING RESTRICTED ADRS OR ADRs TO THE BENEFICIARY.

PLEASE CHECK IF APPLICABLE:

☐ CACEIS IS HEREBY INSTRUCTED TO DELIVER OR CAUSE TO BE DELIVERED ADRs TO THE HOLDER; PROVIDED THAT BY TICKING THIS BOX THE HOLDER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY AND CACEIS THAT AT THE TIME OF DELIVERY EITHER (I) THE RELEVANT ORDINARY SHARES (AND CORRESPONDING ADRS) WILL BE FREELY

______________

4 Check “Yes” only if the Company has elected to pay interest in shares.

37

RESALEABLE BY THE HOLDER PURSUANT TO THE INITIAL REGISTRATION STATEMENT (AS DEFINED IN THIS DEBENTURE) ABLE TO BE USED AND WHICH WILL BE USED AT THAT TIME FOR THE RESALE OF SUCH SECURITIES OR (II) THE RELEVANT ORDINARY SHARES (AND CORRESPONDING ADRS) WILL BE FREELY RESALEABLE BY THE HOLDER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT AND SUCH SECURITIES WILL BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144.

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ANNEX B

CERTIFICAT D’INSCRIPTION EN COMPTE

39

ANNEX B-1

OFFICER’S CERTIFICATE

To : [Investor]

On October [__], 2007

Dear Sir :

You will find attached a “certificat d’inscription en compte” issued by CACEIS, and a copy of CACEIS Debenture Register (“comptes d’actionnaires”).

We hereby confirm that the securities being the subject of such certificate and being recorded in the Debenture Register are the obligations convertibles ou remboursables en actions, the terms and conditions of which are attached hereto.

Yours sincerely,

On the name and for the account of EDAP-TMS
Name: Title:

40

ANNEX C

TRANSFER NOTICE

(To assign the foregoing Debenture, execute

this form and supply required information.

Do not use this form to convert the Debenture.)

To: EDAP-TMS S.A.

Attn: Blandine Confort

Corporate Secretary

AddressParc d’Activités La Poudrette Lamartine,

4/6 rue du Dauphiné,

69120 Vaulx en Velin, France

Tel: +33(4) 72 15 31 50

Fax: +33(4) 72 15 31 44

With a copy to:

CACEIS CORPORATE TRUST

Laetitia Delauney

Address14 rue Rouget de Lisle

92862 Issy Les Moulineaux, France

Tel: +33(1) 57 78 31 56

Fax: +33(1) 57 78 32 19

Reference is made to the certificate evidencing the terms and conditions of the obligations convertibles ou remboursables en actions issued on October __, 2007 (the “Debenture”) issued to the undersigned by EDAP-TMS S.A. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the terms and conditions of the Debenture.

FOR VALUE RECEIVED, [___________] principal amount of the foregoing Debenture and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

Facsimile number:

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:_____________________________

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Holder’s Address:

Holder’s CACEIS Identification Number:
Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Debenture, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Debenture.

NOTE: The Schedule to the Transfer Notice should be returned by the assignee.

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SCHEDULE TO TRANSFER NOTICE

EDAP TMS S.A. 9% SENIOR DEBENTURE DUE 2012

Reference is made to the certificate evidencing the terms and conditions of the obligations convertibles ou remboursables en actions issued on October __, 2007 (the “Debenture”) issued to the undersigned by EDAP-TMS S.A. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the terms and conditions of the Debenture. In accordance with the Debenture, the undersigned hereby elects to receive Interest Shares as specified below.

Name of Holder:
Address of Holder: [5]
Aggregate Principal Amount of Debenture owned by Holder:	$
Please pay any cash interest to the following account: [6]
Name on Account:
Bank Name:
Account Number:
SWIFT Code:

Please issue any Interest Shares to the following account (only applicable if the Company has elected to pay interest in shares):

Name of Holder’s
Broker:

Address of
Broker:

Contact Person at
Broker:

Broker’s DTC Participant Number:

Account Beneficiary:

Account Number to receive ADRs:

______________

5 Any bank checks in respect of interest will be mailed to this address.

6 Holder may provide this if they wish to receive cash interest payments by wire transfer.

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Schedule 1

CONVERSION SCHEDULE

The 9% Convertible Debentures due on October 30, 2012 in the aggregate principal amount of $20,000,000, [•] of which are held for the benefit of [•], are issued by EDAP TMS S.A., a French société anonyme. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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Exhibit B

Form of Warrants

EXHIBIT B

THIS CERTIFICATE CAN UNDER NO CIRCUMSTANCES CIRCULATE IN FRANCE.

***

LE PRESENT CERTIFICAT NE PEUT EN AUCUN CAS CIRCULER EN FRANCE.

NEITHER THE SECURITY, THE TERMS OF WHICH ARE EVIDENCED BY THIS CERTIFICATE, NOR THE SECURITIES FOR WHICH SUCH SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITY, THE TERMS OF WHICH ARE EVIDENCED BY THIS CERTIFICATE, AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

EDAP TMS S.A.

Warrant Shares: [___________	Initial Exercise Date: October 30, 2007

WHEREAS, on October [•], 2007, the Board of Directors of EDAP TMS S.A., a French société anonyme having its principal place of business at Parc d’Activités La Poudrette Lamartine, 4/6 Rue du Dauphiné, 69120 Vaulx-en-Velin, France, (the “Company”), duly authorized by shareholders resolution of May 22, 2007, decided to issue, with effect on October 30, 2007, twenty thousand (20,0000) obligations convertibles ou remboursables en actions à bons de souscription d’actions (“OCRABSA”), i.e., senior convertible bonds with detachable warrants to purchase Ordinary Shares underlying ADRs, which constitute securities providing access to the Company’s share capital within the meaning of Articles L.228-91 et seq. of the French commercial code;

WHEREAS, on such date, the aggregate par value of the Company’s Ordinary Shares underlying the OCRABSA is six hundred and fourteen thousand one hundred thirty-seven euros and eight-one euro cents (€614,137.81);

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WHEREAS, immediately after such issue, the bons de soucription d’actions, i.e., the warrants to purchase Ordinary Shares underlying ADRs (the “Warrants”), were detached from the obligations convertibles ou remboursables en actions, i.e., from the senior convertible bonds (the “Senior Bonds”).

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its registered assigns (as the same may be registered from time to time in the books of the Transfer Agent, the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the six year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from EDAP TMS S.A., a French société anonyme (the “Company”), up to ______ of the Company’s ordinary shares, par value €0.13 per share (the “Ordinary Shares”). The Ordinary Shares issuable upon exercise of this Warrant are referred to as the “Warrant Shares”. The Ordinary Shares issuable upon the exercise of the Warrants will be represented by American Depositary Receipts (“ADRs”), each ADR evidencing one American Depositary Share (“ADS”) and each ADS representing one (1) Ordinary Share. The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is detachable from any other securities issued pursuant to the Purchase Agreement and shall not be deemed cancelled, redeemed or otherwise if such other securities are converted, redeemed or otherwise. For avoidance of doubt, references herein to Ordinary Shares in Section 2 shall also include ADRs evidencing ADSs, representing corresponding Ordinary Shares.

Attached hereto as Annex A is a certificate (certificat d’inscription en compte) evidencing ownership of this Warrant duly executed by the Transfer Agent and the Company and registered in the name of the initial Holder, together with a certified copy of the Warrant Register (as defined in Section 4(c) below and of the shareholders accounts (comptes d’actionnaires). Attached hereto as Annex A-1, is an officer’s certificate confirming that the terms and conditions of the Holder’s Warrant set forth in the Warrant Register are the same as the terms and conditions set forth herein.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October 29, 2007, among the Company and the purchasers signatory thereto or if, not defined herein or in the Purchase Agreement, capitalized terms shall have the meanings set forth in the Senior Debentures (as defined in the Purchase Agreement).

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company and Transfer Agent of a duly executed facsimile copy of the Notice of Exercise Form

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annexed hereto in Annex B (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder, the Company and the Transfer Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company may deliver an objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Ordinary Shares under this Warrant shall be $6.87, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, which would allow “tacking” of the holding period of this Warrant and the Warrant Shares pursuant to the SEC Manual of Publicly Available Telephone Interpretations or other SEC rule or guidance, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date of such election;
(B) =	the Exercise Price of this Warrant, as adjusted; and
(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

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Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the operating units of the Holder’s Affiliates whose ownership of securities is not disaggregated from Holder in accordance with SEC Release No. 34-39538 (January 12, 1998) (the “Reporting Units”), and any other person or entity acting as a group together with the Holder or any of the Holder’s Reporting Units), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Reporting Units shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Reporting Units and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Reporting Units. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Reporting Units) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (A) the Company’s most recent filing with the SEC; (B) a more

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recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s Transfer Agent setting forth the number of Ordinary Shares. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Reporting Units since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder, and the provisions of this Section 2(d) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

e) Mechanics of Exercise.

i. Delivery of Restricted ADS or ADS Certificates Upon Exercise. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, to the Holder a certificate or certificates representing the Restricted ADSs or ADSs (which, on or after the Effective Date, shall be in electronic form, free of restrictive legends and trading restrictions, other than those which may then be required by the Purchase Agreement), as the case may be, representing the number of Warrant Shares being acquired upon exercise of this Warrant. On or after the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 2 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. The Holder shall effect exercises by delivering to the Company and the Transfer Agent a Notice of Exercise, the form of which is attached hereto as Annex B (a “Notice of Exercise”) and by surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the date of the delivery, the “Exercise Date”, and 3 Trading Days from such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received

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by the Company. The Warrant Shares shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Restricted ADSs or ADSs, as the case may be, subject to a Notice of Exercise by the fifth Business Day following the Exercise Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Business Day after such liquidated damages begin to accrue) for each Trading Day after such fifth Business Day following the Exercise Date until such certificates are delivered.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Failure to Deliver Restricted ADS or ADS Certificates. If in the case of any Notice of Exercise such Restricted ADS or ADS certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Business Day after the Exercise Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such exercise, in which event the Company shall promptly return to the Holder any original Warrant delivered to the Company and the Holder shall promptly return to the Company or the Transfer Agent the Restricted ADS or ADS certificates representing the Warrant Shares underlying this Warrant unsuccessfully tendered for exercise to the Company or the Transfer Agent, as the case may be (if surrendered).

iv. Compensation for Buy-In on Failure to Timely Deliver ADS Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such ADS certificate by the fifth Business Day following the Exercise Date, and if after such fifth Business Day following the Exercise Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise

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purchases, ADSs to deliver in satisfaction of a sale by the Holder of the ADSs which the Holder was entitled to receive upon the exercise relating to such Warrant Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the ADSs so purchased exceeds (y) the product of (1) the aggregate number of ADSs that the Holder was entitled to receive from the exercise at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Warrant reinstating the portion of the Warrant and equivalent number of Warrant Shares of the attempted exercise or deliver to the Holder the number of ADSs that would have been issued if the Company had timely complied with its delivery requirements. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with respect to which the actual sale price of the Warrant Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing ADSs upon exercise of this Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Transfer Taxes. The issuance of certificates for the Restricted ADSs or ADSs on exercise of this Warrant shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exercise in a name other than that of the Holder of this Warrant and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance

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thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares or any Ordinary Share Equivalents (which, for avoidance of doubt, shall not include Ordinary Shares issued by the Company upon exercise of this Warrant), (B) subdivides outstanding Ordinary Shares into a larger number of shares, (C) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (D) issues, in the event of a reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If at any time while this Warrant is outstanding, the Company or any Subsidiary, as applicable, at any time while this Warrant is outstanding, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Ordinary Share Equivalents entitling any Person to acquire Ordinary Shares, at an effective price per share that is lower than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the

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aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Ordinary Shares (and not to Holders) entitling them to subscribe for or purchase Ordinary Shares at a price per share less than the VWAP at the record date mentioned below, but greater than the then effective Exercise Price (any such issuances below the Exercise Price shall be subject to Section 3(b), not this Section), then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Ordinary Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Ordinary Shares offered for subscription or purchase, and of which the numerator shall be the number of Ordinary Shares outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Ordinary Shares (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Ordinary Shares (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Ordinary Shares as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one

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Ordinary Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Funcamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Ordinary Share (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Ordinary Shares

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equal to the VWAP of the Ordinary Shares for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

h) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction (as defined in the Purchase Agreement), despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or Ordinary Share Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares; (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be delivered to the Holder at its last

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address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4(m) of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company and the Transfer Agent, together with a written assignment of this Warrant substantially in the form attached hereto in Annex C duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer on the Company’s bank account specified in Annex D or such other account following due notification to the Holder. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall

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be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company’s Transfer Agent shall register this Warrant, upon records to be maintained by the Company’s Transfer Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. Prior to due presentment for transfer to the Company of this Warrant , the Company and any agent of the Company may treat the Person in whose name this Warrant is duly registered on the Warrant Register as the owner hereof for the purpose of any exercise hereof or any distribution, and for all other purposes, and neither the Company nor any such agent shall be affected by notice to the contrary. A Warrant may be assigned or sold in whole or in part only by registration of such assignment or sale on the Warrant Register. Upon its receipt of a request in the form attached as Annex C (a “Transfer Notice”) to assign or sell all or part of a Warrant by the Holder, the Transfer Agent shall record the information contained therein in the Warrant Register and the Company shall issue or cause to be issued one or more new Warrants in compliance with Section 4(a) above.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4(m) of the Purchase Agreement.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

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The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates, if any, for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant in accordance with the terms hereof (including payment of the Exercise Price or by cashless exercise, if permitted), be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. Other than Sections 4(o), 4(p) and 4(q), which shall be governed by French law, all questions concerning the construction, validity, enforcement and

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interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. The Company hereby waives its right to object to an action for summary judgment in lieu of a complaint pursuant to New York CPLR Section 3213 on the grounds that such procedure is not available to the Holder due to the form of this Warrant.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered under the Securities Act, will be “restricted securities” within the meaning of Rule 144 and will have restrictions upon resale imposed by United States state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting

15

any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Maintenance of the Rights of a Holder of a Warrant Under French Anti-Dilution Statutes. To the extent not already covered by Section 3, the French antidilution provisions of paragraph 1° (but excluding paragraphs 2° and 3°) of the second alinea of Article L.228-99 of the French Commercial Code shall apply.

p) Representation of Holders of the Warrants.

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i. In accordance with Article L.228-103 of the French Commercial Code, holders of the Warrants will be grouped together in a collective group (the “Masse”). The Masse will be an independent legal entity.

ii. A general meeting of the Holders of the Warrants shall be called to authorize all modifications of the terms and conditions of the Warrants, and to vote on all decisions and actions of the representative of the Masse in accordance with Section 5(p)(iv) that, by law, must be submitted for its approval.

iii. In accordance with Article L.228-47 of the French Commercial Code, the representative of the Masse will be: Janine Pilat, with an address c/o CACEIS Corporate Trust 14, rue Rouget de Lisle, 92130 Issy-les-Moulineaux, France, with Jean-Charles Battaglia, as the substitute representative of the Masse, having an address c/o CACEIS Corporate Trust 14, rue Rouget de Lisle, 92130 Issy-les-Moulineaux France, each an E.U. citizen with his or her domicile in France.

iv. The representative of the Masse will have the power to carry-out, on behalf of the Masse, all actions of administrative nature (acte de gestion) necessary to protect the interests of the Holders of the Warrants, it being expressly provided that it shall not be entitled to take any decision, commence any action, exercise or waive any right on behalf of the Masse , alter, waive, amend or terminate any provision of any of the Warrants without in each case, being expressly authorized by a general meeting of the Holders of the Warrants voting with a two third majority.

v. The representative will exercise its duties until dissolution, resignation or termination of its duties by a general meeting of the Holders of the Warrants or until it becomes unable to act. Its appointment shall automatically cease on the date of final or total redemption, prior to maturity or otherwise, of the Warrants. This appointment will be automatically extended, where applicable, until the final conclusion of any legal proceedings in which the representative is involved and the enforcement of any judgments rendered or settlements made.

vi. The representative of the Masse shall be entitled to remuneration of €400 (four hundred euros) per year, payable by the Company on each anniversary of the Initial Exercise Date (or the immediately following Business Day) from 2008 to 2013 inclusive so long as the Warrants remain outstanding on such date.

vii. The Company will also bear the costs of (i) calling and holding general meetings of the Holders of the Warrants, (ii) publishing their decisions, (iii) the designation of the representatives of the Masse under Article L.228-56 of the French Commercial Code, (iv) the administrative and management costs of the Masse, and (v) the general meetings of the Masse.

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viii. General meetings of the Holders of the Warrants shall be held at the registered office of the Company or such other place as is specified in the call notice of the meeting. Each Holder shall have the right, during the period of 15 days prior to any general meeting of the Masse, to examine and take copies of, or to cause an agent to do so on its behalf, at the registered office or administrative headquarters of the Company or, as the case may be, at such other place as is specified in the call notice for such meeting, the text of the resolutions to be proposed and any reports to be presented to the meeting.

ix. This provisions of this section are intended solely for compliance with the French Commercial Code. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

q) Preferential Subscription Rights and Priority Subscription Period. The Company’s shareholders have waived their preferential subscription rights and no priority subscription period is applicable.

r) Currency. All amounts owing under the Warrants or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in United States dollars. All amounts denominated in other currencies shall be converted in the United States dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into United States dollars pursuant to the Warrants, the United States dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

s) Taxes The purchase of Ordinary Shares upon the exercise in whole or in part of the Warrants will not be subject to withholding tax in France.

t) Judgment Currency.

(i) If, for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 5(t) referred to as the “Judgment Currency”) an amount due in United States dollars under the Warrants, the exercise shall be made at the Exchange Rate prevailing on the business day immediately preceding:

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(A) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such exercise being made on such date; or

(B) the date on which the French or any other non U.S. court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such exercise is made pursuant to this Section 5(t)(i)(B) being hereinafter referred to as the “Judgment Exercise Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 5(t)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Exercise Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of United States dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Exercise Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Warrants.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the date first above indicated.

EDAP TMS S.A.
By:
Name:
Title:

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ANNEX A

CERTIFICAT D’INSCRIPTION EN COMPTE

ANNEX A-1

OFFICER’S CERTIFICATE

To : [Investor]
On October [__], 2007

Dear Sir :

You will find attached a “certificat d’inscription en compte” issued by CACEIS, and a copy of CACEIS Warrant Register (“comptes d’actionnaires”).

We hereby confirm that the securities being the subject of such certificate and being recorded in the Warrant Register are the bons de souscription d’actions, the terms and conditions of which are attached hereto.

Yours sincerely,

On the name and for the account of EDAP-TMS
Name:
Title:

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ANNEX B

NOTICE OF EXERCISE

WARRANTS EXPIRING IN 2013

To: EDAP-TMS S.A.

Attn: Blandine Confort

Corporate Secretary

Address Parc d’Activités La Poudrette Lamartine,

4/6 rue du Dauphiné,

69120 Vaulx en Velin, France

Tel: +33(4) 72 15 31 50

Fax: +33(4) 72 15 31 44

With a copy to:

CACEIS CORPORATE TRUST

Laetitia Delauney

Address14 rue Rouget de Lisle

92862 Issy Les Moulineaux, France

Tel: +33(1) 57 78 31 56

Fax: +33(1) 57 78 32 19

Reference is made to the certificate evidencing the terms and conditions of the bons de souscription d’actions issued on October __, 2007 and expiring in 2013 (the “Warrant”) issued to the undersigned by EDAP-TMS S.A. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the terms and conditions of the Warrant.

The undersigned hereby elects to exercise ________ Warrants of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the aggregate exercise price in full, together with all applicable transfer taxes, if any, amounting to $[______________]2 corresponding to the purchase of [____________] Warrant Shares.

By the delivery of this Notice of Exercise the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under this Warrant, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Payment shall take the form of (check applicable box):

[ ] lawful money of the United States; or
[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth

23

in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

Please issue ADSs or restricted ADSs as applicable in the name of the undersigned.

The Warrant Shares shall be delivered by physical delivery of a certificate to:

Address:

or to the following account as set out below.

Name of Holder’s Broker:
Address of Broker:
Contact Person at Broker:
Broker’s DTC Participant Number:
Account Number to receive ADRs:

(6) Accredited Investor. The undersigned is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder: _____________________________________________

Signature of Authorized Signatory of Holder: ______________________________

Address of Holder: _____________________________________

Facsimile number of Holder: ________________________________

Name of Authorized Signatory: ___________________________________________

Title of Authorized Signatory: _________________________________________

Date:________________________________________________

CACEIS IS HEREBY INSTRUCTED BY THE HOLDER IDENTIFIED ABOVE TO DEPOSIT THE ORDINARY SHARES INTO WHICH THE WARRANT IS BEING EXERCISED PURSUANT TO THIS NOTICE WITH THE DEPOSITARY FOR ISSUE BY THE DEPOSITARY OF THE APPLICABLE NUMBER OF CORRESPONDING RESTRICTED ADRS OR ADRs TO THE BENEFICIARY.

PLEASE CHECK IF APPLICABLE:

☐ CACEIS IS HEREBY INSTRUCTED TO DELIVER OR CAUSE TO BE DELIVERED ADRs TO THE HOLDER; PROVIDED THAT BY TICKING THIS BOX THE HOLDER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY AND CACEIS THAT AT THE TIME OF DELIVERY EITHER (I) THE RELEVANT ORDINARY SHARES (AND CORRESPONDING ADRS) WILL BE FREELY

24

RESALEABLE BY THE HOLDER PURSUANT TO THE INITIAL REGISTRATION STATEMENT (AS DEFINED IN THIS WARRANT) ABLE TO BE USED AND WHICH WILL BE USED AT THAT TIME FOR THE RESALE OF SUCH SECURITIES OR (II) THE RELEVANT ORDINARY SHARES (AND CORRESPONDING ADRS) WILL BE FREELY RESALEABLE BY THE HOLDER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT AND SUCH SECURITIES WILL BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144.

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ANNEX C

TRANSFER NOTICE

(To assign the foregoing warrant, execute

form and supply required information.

Do not use this form to exercise the warrant.)

To: EDAP-TMS S.A.

Attn: Blandine Confort

Corporate Secretary

AddressParc d’Activités La Poudrette Lamartine,

4/6 rue du Dauphiné,

69120 Vaulx en Velin, France

Tel: +33(4) 72 15 31 50

Fax: +33(4) 72 15 31 44

With a copy to:

CACEIS CORPORATE TRUST

Laetitia Delauney

Address14 rue Rouget de Lisle

92862 Issy Les Moulineaux, France

Tel: +33(1) 57 78 31 56

Fax: +33(1) 57 78 32 19

Reference is made to the certificate evidencing the terms and conditions of the bons de souscription d’actions issued on October __, 2007 and expiring in 2013 (the “Warrant”) issued to the undersigned by EDAP-TMS S.A. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the terms and conditions of the Warrant.

FOR VALUE RECEIVED, [___________] Warrant Shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

Facsimile number:

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:           _____________________________

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Holder’s Address:	____________________________
_________________________
Holder’s CACEIS Identification Number:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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ANNEX D

COMPANY’S BANK ACCOUNT DETAILS

FOR THE PAYMENT OF THE EXERCISE PRICE

Account Owner at Natixis, Lyon branch:

EDAP-TMS

C/O Technomed Medical Systems

4, rue du Dauphiné

69120 Vaulx-en-Velin

France

International Bank Account Number:

FR76 3000 7530 2904 2931 1600 091

Bank Identifier Code :

CCBPFRPP925

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Exhibit C

Form of Registration Rights Agreement

Exhibit D

Form of CGSH French

&U.S. Legal Opinion

Exhibit E

EDAP TMS S.A.

CERTIFICATE OF THE DIRECTEUR GÉNÉRAL

The undersigned hereby certifies that he is the duly elected, qualified and acting Directeur Général of EDAP TMS S.A., a French société anonyme (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of October 29, 2007, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Shareholders of the Company at a shareholders’ meeting held on May 22, 2007 authorizing the Company’s Board of Directors to issue certain securities granting access to the Company’s share capital. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect. Further, such resolutions of the Shareholders of the Company constitute Shareholder Approval for purposes of the applicable rules and regulations the Nasdaq Global Market.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on October [•], 2007 deciding the issuance of the Notes and of the Warrants contemplated by the Securities Purchase Agreement. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws (statuts) of the Company the same being in full force and effect in the attached form as of the date hereof.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Marc Oczachowski	Chief Executive Officer
(Directeur Général)

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of October [•], 2007.

Marc Oczachowski
Chief Executive Officer (Directeur Général)

Exhibit F

EDAP TMS S.A.

OFFICER’S CERTIFICATE

The undersigned, the Chief Executive Officer of EDAP TMS S.A., a French société anonyme (the “Company”), pursuant to Section 7(vi) of the Securities Purchase Agreement, dated as of October 29, 2007, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties made by the Company as set forth in Section 3 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by it prior to the date hereof under the Transaction Documents.

IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of October 2007.

Marc Oczachowski
Chief Executive Officer

SCHEDULE 3(a)

List Of EDAP TMS S.A. Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Techomed Medical Systems S.A.	France
EDAP S.A.	France
EDAP Technomed S.r.l.	Italy
EDAP Technomed, Inc.	Delaware, US
EDAP Technomed Co. Ltd.	Japan
EDAP Technomed Sdn Bhd	Malaysia
EDAP GmbH	Germany

SCHEDULE 3(g)

Placement Agent Fees

EDAP has paid or will pay the following fees to the Placement Agent:

1. $30,000; plus

2. a cash amount equal to 6% of the gross proceeds of the Securities sold; plus

3. warrants to purchase either (a) 2% of the maximum number of ordinary shares that may be issued by the Company in connection with the Placement if the gross proceeds are equal to or greater than $10M and less than $20M or (b) 4% of the maximum number of ordinary shares that may be issued by the Company in connection with the Placement if the gross proceeds are equal to or greater than $20M; plus

4. a cash amount equal to 6% of the exercise price of all Warrants (except the warrants issued to the Agent), which will be deemed to be earned upon Closing but payable only on exercise of the Warrants, provided that no fees are payable in the event any Warrants expire or are otherwise cancelled.

The Placement Agent has agreed to pay the additional placement agent 20% of the cash amount referred to in number 2 above.

SCHEDULE 3(l)

Absence of Certain Changes

Since March 31, 2007, the Company (i) has not declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside the ordinary course of business or (iii) had capital expenditures in excess of $100,000.

SCHEDULE 3(r)

Transactions with Affiliates

•

The Company has a Saving Plan in place which was established on June 23, 2006. The Company has paid the fees to establish this plan, which are nominal in the Company’s view. This has been put in place in connection with the Company’s profit sharing schemes (“Accord d’Intéressement” and “Accord de Participation”) to which all employees of the Company and its two French subsidiaries belong. The employees may deposit funds into the Saving Plan which they have been awarded under the “Accord d’Intéressement” (a profit sharing agreement that has been put in place at the company’s election to pay employees an agreed upon bonus in the event Company performance milestones are reached), or the “Accord de Participation” (a mandatory profit sharing scheme which the Company is required by French law to establish because it has more than 50 employees). Employees can invest funds in specific unit trusts that are managed by a third party bank Natexis Asset Management. All transaction fees associated with transfers by an employee are payable by the employee.

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One of the directors of the Malaysian subsidiary is a partner in the Malaysian law firm which has in the past, and may in the future, provide legal counsel to the subsidiary and the Company. There is no contract between the director and the Subsidiary or the Company and, to the Company’s knowledge, the legal services are provided on terms equivalent to arm’s length.

•

The Company signed an exit agreement, including a severance package, with a former senior executive which provides compensation of approximately Euro 400,000. The Company will make the payment due under the agreement in 2008.

SCHEDULE 3(s)(A)

According solely to public filings, the following entities reported owning more than 5% of the Company’s outstanding share capital:

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As of June 30, 2007, Siemens France Holding reported owning 1,003,250 Shares representing 10.42% of the total share capital and (after subtracting treasury stock from the company’s outstanding share capital, which under French law carries no voting rights) 10.91% of the voting rights of the Company.

•

As of June 30, 2007, Wells Capital Management, Inc. reported owning 980,825 Shares representing 10.19% of the total share capital and (after subtracting treasury stock from the company’s outstanding share capital, which under French law carries no voting rights) 10.66% of the voting rights of the Company.

•

As of June 30, 2007, Bruce & Co., Inc. reported owning 729,929 Shares representing 7.58% of the total share capital and (after subtracting treasury stock from the company’s outstanding share capital, which under French law carries no voting rights) 7.94% of the voting rights of the Company.

Securities owned by Affiliates (as of September 30, 2007)

The following Ordinary Shares and Options to purchase Ordinary Shares are held by Company Affiliates:

Shares owned by Affiliates:

In the aggregate, members of the Board of Directors own the following number of Ordinary Shares:	126,503

Share purchase options held by Affiliates:

	Qty	Exercise Price (€)	Expiry Date
Options held by one Board Member	6,000	3.81	31/12/08
Options held by one Officer	3,000	3.81	31/12/08
	3,000	1.83	31/12/08
	6,425	2.02	18/6/12
	30,000	2.60	24/02/14
TOTAL =	48,425

Free shares to be distributed to Affiliates if certain objectives are met during 2007 & 2008:

One Board Member	40,000
Two Officers	50,000
TOTAL =	90,000

SCHEDULE 3(s)(B)

Equity Capitalization

(i) None of the Company’s capital stock is subject to pre-emptive or similar rights or subject to liens or other encumbrances. The Company’s shareholders have preferential rights to subscribe for additional ordinary shares issued by the Company for cash on a pro rata basis (or any equity securities of the Company or other securities giving a right, directly or indirectly, to equity securities issued by the Company). Shareholders may waive their preferential rights, either individually or at an extraordinary general meeting under certain circumstances.

(ii) Under the existing plans described in the Company’s Annual Report on Form 20-F filed on March 31, 2007, as of December 31, 2006, the number of outstanding options to (i) purchase shares from the Company (which are already held by the Company as Treasury Stock) or (ii) to subscribe to new Shares were, in the aggregate, 502,162 (of which 405,162 were exercisable). In addition to the plans mentioned above, the following rights to subscribe for capital stock of the Company exist:

•

On May 22, 2007, the Extraordinary Shareholders’ Meeting authorized the Board of Directors to allocate, on one or several occasions, options with subscription rights to subscribe for new shares of the Company. These subscription options will carry a maximum of 600,000 Company shares at a fixed exercise price. This authorization will be used in part by the Board of Directors at the Board Meeting which will be convened to approve this transaction (the “Closing Board”). These rights will be locked-up for 4 years from allocation before they can be exercised.

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On May 22, 2007, Extraordinary Shareholders’ Meeting also authorized the Board of Directors to offer the members of the company savings plan of the EDAP TMS Group, in France and abroad, the opportunity to subscribe for shares or other securities that provide access to the Company’s share capital. This resolution responds to the requirement set forth by Article L.225-129-6 of the French Commercial Code (Code de commerce). The maximum nominal amount of capital increases permitted to be effected, either immediately or over time, pursuant to this delegation is set at €13,000, which represents a maximum of 100,000 shares. The Board of Directors does not intend to make use of this authorization in future.

•

As partial compensation for services rendered in this transaction, the Company has agreed to issue warrants (the “Agent Warrants”) to the Placement Agent (as defined in the Securities Purchase Agreement) on the same terms and conditions as the Warrants. See Schedule 3(g) for a description of the Agent Warrants.

(iii) there are no outstanding debt securities, credit agreements or credit facilities and, except for De Minimis Indebtedness and except for the Indebtedness set out in Schedule 3(t), no instruments evidencing Indebtedness.

(iv) there are no financing statements filed in connection with the Company or its Subsidiaries.

(v) apart from the obligation to file and maintain the effectiveness of a registration statement pursuant to (A) a Registration Rights Agreement dated April 3, 2007 between HT Prostate Therapy Management Company LLC and the Company, and (B) a Registration Rights Agreement dated July 27, 2006 between the Company and the investors named therein, there are no agreements under which the Company or its Subsidiaries is required to register the sale of their securities under the 1933 Act.

(vi) there are no outstanding securities or instruments of the Company or its Subsidiaries which contain redemption provisions.

(vii) the Company does not have any “phantom stock plans”.

(viii) the Company and the Subsidiaries have no liabilities or obligations which should be disclosed in the SEC Documents but are not.

SCHEDULE 3(t)

Indebtedness and Other Contracts

(i) The Company and the Subsidiaries have the following outstanding indebtedness:

In €

Obigations linked to
government subsidies for R&D
TMS SA	450 000
EDAP SA	337 500
787 500

Account Receivables Factoring
TMS SA	371 035
EDAP SA	500 000
871 035

Capital lease obligations
EDAP SA	1 032 415
EDAP TMS SA	37 026
EDAP Germany	516 054
EDAP Italy	103 433
1 688 928

Short term borrowing contracts		Initial amount	Maturity	Interest rate
TMS SA	103 000	103 000	December 21, 2007	Euribor + 0.5%
TMS SA	122 000	122 000	December 21, 2007	Euribor + 0.5%
EDAP SA	517 000	517 000	December 21, 2007	Euribor + 0.5%
EDAP SA	103 000	103 000	December 21, 2007	Euribor + 0.5%
EDAP SA	155 000	155 000	December 21, 2007	Euribor + 0.5%
1 000 000
Compounded interests	19 350
1 019 350

Long term debt (remaining portion)
EDAP Italy	76 820	150 000	September 18, 2008	Euribor + 1.375%

(ii) none of the Company or the Subsidiaries is a party to a contract or agreement, the violation of or default under which by the other parties to such agreement could reasonably be expected to result in a Material Adverse Effect.

(iii) none of the Company or the Subsidiaries is in violation of any agreement relating to Indebtedness

(iv) none of the Company or the Subsidiaries is a party to any agreement related to Indebtedness, the performance of which is expected to result in a Material Adverse Effect.

SCHEDULE 3(u)

Litigation

The Company is currently a defendant in two legal proceedings, both of which are associated with product liability matters. During 2004, the Company settled a claim alleging a patient was injured during a Prostatron treatment procedure. The cost for settling this claim, $0.5 million, was covered by our product liability insurance. The management believes that the patients’ claims in the product liability matters currently pending against the Company are without merit. In addition, if the claims against the Company are successful, management believes any potential damages assessed against the Company would be covered by insurance and/or by a contribution obligation of the physicians and/or the organization that provided services with the product. There is no other existing litigation, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge, threatened against the Company or its Subsidiaries.

SCHEDULE 3(v)

Insurance

The Company’s Directors and officers and each of its Subsidiaries’ Directors and officers are insured under directors’ and officers’ insurance coverage up to a limit of $4 million in the aggregate.

SCHEDULE 3(y)

Intellectual Property

3(y)(A)

The Company entered into a license agreement with a third party, THERACLION, under which the Company licensed its patented HIFU technology for use on thyroid tumors. This license gives EDAP the right to receive royalties of 2% or 3.5% on THERACLION revenues, when applicable.

The Company also entered into an agreement with a third party, whereby the Company commits to use its best efforts to negotiate a license of its HIFU patents for the use in the treatment of glaucoma.

3(y)(B)

The Company has entered into various license agreements with INSERM, a French public laboratory, whereby the Company commits to pay a fixed amount of royalties to INSERM based on the net revenues generated by EDAP from the sale of devices manufactured using the co-owned patents. Under the agreements, which last for the life of each co-owned patent, EDAP has the exclusive right to the commercial use of the co-owned patents, including the right to out-license such commercial rights. The Company has entered into the following agreements with INSERM:

1.	“Contrat de licence n°89539” entered into between INSERM and Technomed International on June 2, 1993.

2.	“Convention d’exploitation et règlement de copropriété n° 88513” entered into between INSERM, Technomed Medical Systems and Innelect on June 14, 1995 and as amended by:

•	“Avenant n°1 à la convention d’exploitation et règlement de copropriété n° 88513” on March 25, 1998;

•	“Avenant n°2 à la convention d’exploitation et règlement de copropriété n° 88513” on February 20, 2002;

•	“Avenant n°3 à la convention d’exploitation et règlement de copropriété n° 88513” on January 13, 2003.

3.	“Contrat de collaboration et de licence n°97527 A10” entered into between INSERM and EDAP on December 30, 2002.

4.

“Contrat de collaboration et de licence n°00129 A10” entered into between INSERM and Technomed Medical System on January 16, 2004, as amended by the “Avenant n°1 au contrat de collaboration et de licence n°00129A10 (Ref : 00129 A11”) on January 19, 2005.

5.	“Contrat de transfert de technologie” entered into between EDAP-TMS, EDAP, Technomed Medical Systems on the one side and INSERM on the other side on April 26, 2005.

6.	“Contrat de collaboration et de licence n°97527 A20” entered into between INSERM and EDAP on May 30, 2005, as amended by “Avenant n°1 au contrat de collaboration n°97527 A20” on July 5, 2006.

7.	“Contrat de collaboration et de licence n°97527 A20” entered into between INSERM and EDAP on May 30, 2005, as amended by “Avenant n°1 au contrat de collaboration n°97527 A20” on July 5, 2006.

SCHEDULE 3(dd)

Ranking of the Senior Bonds

The following debts rank senior to the senior bonds:

In €

Account Receivables Factoring
TMS SA	371 035
EDAP SA	500 000
871 035

Capital lease obligations
EDAP SA	1 032 415
EDAP TMS SA	37 026
EDAP Germany	516 054
EDAP Italy	103 433
1 688 928
Short term borrowing contracts		Initial amount	Maturity	Interest rate
TMS SA	103 000	103 000	December 21, 2007	Euribor + 0.5%
TMS SA	122 000	122 000	December 21, 2007	Euribor + 0.5%
EDAP SA	517 000	517 000	December 21, 2007	Euribor + 0.5%
EDAP SA	103 000	103 000	December 21, 2007	Euribor + 0.5%
EDAP SA	155 000	155 000	December 21, 2007	Euribor + 0.5%
1 000 000
Long term debt (remaining portion)
EDAP Italy	76 820	150 000	September 18, 2008	Euribor + 1.375%

Notes to the Schedule:

Seniority of Accounts Receivable Factoring: the Company’s factoring agreements are generally short-term agreements with 3 months being a typical term. If the factoring agency has not been able to realize the receivables within the agreement period, it has a right to “redeem” the receivables by returning the receivable note to the Company and claiming back the cash advance at the end of the agreement.

Seniority of short-term borrowings: these are secured by a pledge agreement over a cash account for the full principal amount. If the Company were to default at maturity, the bank has a right to withdraw cash from the pledged account. All of these borrowings will mature and be paid in full in December 2007.

Schedule 3(nn)

Accountants

The Company’s accounting firm is Ernst & Young.